Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM ANNOUNCES SECOND FISCAL QUARTER FINANCIAL RESULTS

—  Net Sales Increased 15.5%  —

—  Opened 35 New Stores  —

—  Earnings per Diluted Share of $0.41 on a GAAP Basis, $0.43 on an Adjusted Basis  —

—  Updates Financial Guidance for Fiscal Year 2013  —

HOUSTON, September 6, 2013 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM) today announced its financial results for the second fiscal quarter (13 weeks) ended July 30, 2013.  Net sales for the second fiscal quarter increased 15.5% to $302.5 million, reflecting incremental sales from new and acquired stores, offset by a comparable-store sales decline of 0.3%. The Company reported second fiscal quarter earnings per diluted share (“EPS”) on a generally accepted accounting principles (“GAAP”) basis of $0.41, and EPS on a non-GAAP adjusted basis, excluding acquisition-related and ERP system implementation costs (“Adjusted”), of $0.43.  Diluted EPS on a GAAP basis and Adjusted basis are reconciled in the table below:

Second Fiscal Quarter Reconciliation of GAAP to Adjusted EPS
See “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” for Notes

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31, 2012	July 30, 2013	July 31, 2012	July 30, 2013
GAAP EPS	$0.30	$0.41	$0.59	$0.77
Acquisition-related costs (1)	0.12	—	0.14	0.01
ERP system implementation costs (2)	—	0.02	—	0.03
Adjusted EPS	$0.42	$0.43	$0.73	$0.81

“Our exciting growth story continued in the second quarter of 2013, as we added 35 new stores organically, bringing our total company-operated store count to over 1,100,” stated Steve Stagner, Mattress Firm’s president and chief executive officer.  “We saw revenues increase by 15% over the prior year to $303 million, which evidences that our growth is outpacing the mattress industry, which has experienced mid-single digit growth during the comparable period.  The former Mattress Giant stores continue to generate strong sales growth that is driving operating margin expansion, while sales at our legacy stores in those acquisition markets have also improved year over year, further validating the strength of our relative market share strategy.  We expect that the second half of the year will benefit from a return to higher industry-level advertising media spend relative to recent quarters that we anticipate will drive improvement in customer traffic and sales trends in our business.”

Second Quarter Financial Summary

•                  Net sales for the second fiscal quarter increased 15.5% to $302.5 million, reflecting incremental sales from new and acquired stores, offset by a comparable-store sales decline of 0.3%.

•                  Opened 35 new stores and closed 10 stores bringing the total number of Company-operated stores to 1,121 as of the end of the fiscal quarter.

•                  Income from operations was $25.9 million. Excluding $1.0 million of acquisition-related costs and ERP system implementation costs, Adjusted income from operations was $26.9 million, representing an increase of $3.4 million, or 14.3%, over Adjusted income from operations for the comparable prior year period.  Please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” for a reconciliation of income from operations to Adjusted income from operations and other information.

•                  Adjusted operating margin decreased 10 basis points to 8.9% of net sales as compared to 9.0% in the same quarter of fiscal 2012, and consisted of a 30 basis-point increase in gross margin, a 40 basis-point improvement in sales and marketing expense leverage, a 60 basis-point decline in general and administrative expense leverage and an aggregate 20 basis-point operating margin decline in other categories.

•                  Net income was $14.1 million and GAAP EPS was $0.41.  Excluding $0.6 million, net of income taxes, of acquisition-related and ERP system implementation costs, Adjusted net income was $14.7 million and Adjusted EPS was $0.43, an increase of 3.7% over Adjusted EPS for the comparable prior year period.  Please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” for a reconciliation of net income and GAAP EPS to Adjusted net income and Adjusted EPS, respectively, and other information.

Acquisitions

With respect to the acquisitions of former Mattress Giant stores in November 2011 and May 2012, the rebranding of the acquired stores was substantially complete by the end of fiscal 2012.  The per store sales results of those stores for the months since the date of rebranding and for one year thereafter are demonstrated by the charts below:

Year-to-Date Financial Summary

Net revenues increased $106.7 million, or 22.6%, to $578.5 million, for the two fiscal quarters (twenty-six weeks) ended July 30, 2013, from $471.8 million in the comparable prior year period, reflecting incremental sales from new and acquired stores, offset by a comparable-store sales decline of 2.5%.

The Company opened 81 new stores while closing 17 stores during the first half of fiscal 2013, adding 64 net store units.

Net income was $26.1 million for the two fiscal quarters ended July 30, 2013 and GAAP EPS was $0.77.  Excluding acquisition-related and ERP system implementation costs, adjusted net income was $27.5 million for the two fiscal quarters and Adjusted EPS was $0.81.  See “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” below for a reconciliation of net income as reported to adjusted net income.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $6.4 million at the end of the second fiscal quarter.  Net cash provided by operating activities was $24.7 million for the second fiscal quarter. As of July 30, 2013, there was $5.0 million of borrowings outstanding under the revolving portion of the 2012 Senior Credit Facility (as defined in the Company’s filings with the Securities and Exchange Commission) and approximately $1.4 million in outstanding letters of credit, with additional borrowing capacity of $93.6 million.

Financial Guidance

The Company is updating its guidance for the fiscal year (52 weeks) ending January 28, 2014 (“fiscal year 2013”), which was originally issued in March 2013.

Full Fiscal Year Ending January 28, 2014	Prior Guidance Range	Updated Range
Net sales (in billions)	$1.237 to $1.250	$1.194 to $1.207
New stores	110 to 120	130 to 140
Net store unit increase	90 to 95	105 to 110
GAAP EPS	$1.81 to $1.89	$1.66 to $1.74
Acquisition-related costs per share	$0.01	$0.01
ERP system implementation costs per share	$0.07 to $0.09	$0.07 to $0.09
Adjusted EPS	$1.90 to $1.98	$1.75 to $1.83
Comparable-store sales growth	low single digit	flat

Call Information

A conference call to discuss second fiscal quarter results is scheduled for today, September 6, 2013, at 8:30 a.m. Eastern Time. The call will be hosted by Steve Stagner, Chief Executive Officer, and Jim Black, Chief Financial Officer.

The conference call will be accessible by telephone and the internet.  To access the call, participants from within the U.S. may dial (877) 407-3982, and participants from outside the U.S. may dial (201) 493-6780.  Participants may also access the call via live webcast by visiting the Company’s investor relations web site at http://www.mattressfirm.com.

The replay of the call will be available from approximately 11:30 a.m. Eastern Time on September 6, 2013 through midnight Eastern Time on September 20, 2013.  To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 419608.  The archive of the webcast will be available on the Company’s web site for a limited time.

Net Sales and Store Unit Information

The components of the net sales increase for the thirteen and twenty-six weeks ended July 30, 2013 as compared to the corresponding prior year period were as follows (in millions):

	Increase (Decrease) in Net Sales
	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	July 30, 2013	July 30, 2013
Comparable-store sales	$(0.7)	$(11.5)
New stores	33.5	62.4
Acquired stores	11.4	61.7
Closed stores	(3.7)	(5.9)
	$40.5	$106.7

The composition of net sales by major category of product and services were as follows (in millions):

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 31,	% of	July 30,	% of	July 31,	% of	July 30,	% of
	2012	Total	2013	Total	2012	Total	2013	Total
Conventional mattresses	$112.4	42.9%	$148.5	49.1%	$197.8	41.9%	$270.1	46.7%
Specialty mattresses	127.6	48.7%	129.2	42.7%	233.9	49.6%	259.0	44.8%
Furniture and accessories	17.2	6.6%	19.1	6.3%	31.3	6.6%	38.3	6.6%
Total product sales	257.2	98.2%	296.8	98.1%	463.0	98.1%	567.4	98.1%
Delivery service revenues	4.8	1.8%	5.7	1.9%	8.8	1.9%	11.1	1.9%
Total net sales	$262.0	100.0%	$302.5	100.0%	$471.8	100.0%	$578.5	100.0%

The activity with respect to the number of Company-operated store units was as follows:

	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	July 30, 2013	July 30, 2013
Store units, beginning of period	1,096	1,057
New stores	35	81
Closed stores	(10)	(17)
Store units, end of period	1,121	1,121

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, GAAP and Adjusted EPS and net store unit change for fiscal year 2013, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2013 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before income tax expense, interest income, interest expense, depreciation and amortization (“EBITDA”), without giving effect to non-cash goodwill and intangible asset impairment charges, gains or losses on store closings and impairment of store assets, gains or losses related to the early extinguishment of debt, financial sponsor fees and expenses, non-cash charges related to stock-based awards and other items that are excluded by management in reviewing the results of operations. We have presented Adjusted EBITDA because we believe that the exclusion of these items is appropriate to provide additional information to investors about our ongoing operating performance excluding certain non-cash and other items and to provide additional information with respect to our ability to comply with various covenants in documents governing our indebtedness and as a means to evaluate our period-to-period results. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. We have provided this information to analysts, investors and other third parties to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our ongoing operations. Management also uses Adjusted EBITDA to determine executive incentive compensation payment levels. In addition, our compliance with certain covenants under the credit agreement between our indirect wholly owned subsidiary, Mattress Holding Corp., certain lenders, and UBS Securities LLC, as sole arranger, bookrunner, and lender, are calculated based on similar measures and differ from Adjusted EBITDA primarily by the inclusion of pro forma results for acquired businesses in those similar measures. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has significant limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The following table contains a reconciliation of our net income determined in accordance with U.S. GAAP to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31,	July 30,	July 31,	July 30,
	2012	2013	2012	2013
Net income	$10,085	$14,123	$19,821	$26,132
Income tax expense	5,326	8,965	11,488	16,639
Interest expense, net	2,214	2,795	4,288	5,642
Depreciation and amortization	5,471	7,231	10,175	13,441
Intangible assets and other amortization	607	612	1,187	1,153
EBITDA	23,703	33,726	46,959	63,007
Loss on store closings and impairment of store assets	54	483	71	744
Financial sponsor fees and expenses	51	12	51	24
Stock-based compensation	493	967	1,002	1,854
Vendor new store funds (a)	250	96	633	983
Acquisition-related costs (b)	5,893	124	7,049	450
Other (c)	(856)	595	(764)	1,164
Adjusted EBITDA	$29,588	$36,003	$55,001	$68,226

(a)                                 We receive cash payments from certain vendors for each new incremental store that we open (“new store funds”). New store funds are initially recorded in other noncurrent liabilities when received and are then amortized as a reduction of cost of sales over 36 months in our financial statements. Historically, we have considered new store funds as a component of Adjusted EBITDA when received since new store funds are included in cash provided from operations. The adjustment includes the amount of new store funds received during the period presented and eliminates the non-cash reduction in cost of sales included in our results of operations.

(b)                                 Reflects both non-cash effects included in net income related to acquisition accounting adjustments made to inventories and other acquisition-related cash costs included in net income, such as direct acquisition costs and costs related to integration of acquired businesses.

(c)                                  Consists of various items that management excludes in reviewing the results of operations, including $0.6 million and $1.2 million of ERP system implementation costs incurred during the thirteen and twenty-six weeks ended July 30, 2013, respectively.

Adjusted EPS and the other “Adjusted” data provided in this press release are also considered non-GAAP financial measures.  We report our financial results in accordance with GAAP; however, management believes evaluating our ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures to facilitate year-over-year comparisons. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be effective indicators, for both management and investors, of our financial performance over time. Our management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  For more information, please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” below.

MATTRESS FIRM HOLDING CORP.

Consolidated Balance Sheets

(In thousands, except share amounts)

(unaudited)

	January 29,	July 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$14,556	$6,370
Accounts receivable, net	26,246	24,911
Inventories	63,228	77,943
Deferred income tax asset	3,710	3,663
Prepaid expenses and other current assets	18,855	20,139
Total current assets	126,595	133,026
Property and equipment, net	144,612	159,376
Intangible assets, net	82,479	85,678
Goodwill	358,978	360,391
Debt issue costs and other, net	12,015	11,924
Total assets	$724,679	$750,395

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$33,930	$29,567
Accounts payable	64,642	68,494
Accrued liabilities	41,106	41,925
Customer deposits	8,012	11,311
Total current liabilities	147,690	151,297
Long-term debt, net of current maturities	219,069	203,095
Deferred income tax liability	26,800	28,323
Other noncurrent liabilities	63,624	70,697
Total liabilities	457,183	453,412

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 120,000,000 shares authorized; 33,795,630 and 33,865,752 shares issued and outstanding at January 29, 2013 and July 30, 2013, respectively	338	339
Additional paid-in capital	365,083	368,437
Accumulated deficit	(97,925)	(71,793)
Total stockholders’ equity	267,496	296,983
Total liabilities and stockholders’ equity	$724,679	$750,395

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 31,	% of	July 30,	% of	July 31,	% of	July 30,	% of
	2012	Sales	2013	Sales	2012	Sales	2013	Sales
Net sales	$262,018	100.0%	$302,541	100.0%	$471,832	100.0%	$578,498	100.0%
Cost of sales	159,854	61.0%	182,096	60.2%	287,126	60.9%	353,611	61.1%
Gross profit from retail operations	102,164	39.0%	120,445	39.8%	184,706	39.1%	224,887	38.9%
Franchise fees and royalty income	1,327	0.5%	1,438	0.5%	2,532	0.5%	2,687	0.4%
	103,491	39.5%	121,883	40.3%	187,238	39.6%	227,574	39.3%
Operating expenses:
Sales and marketing expenses	66,564	25.4%	75,768	25.0%	115,692	24.5%	139,499	24.1%
General and administrative expenses	19,248	7.3%	19,749	6.5%	35,878	7.6%	38,918	6.7%
Loss on store closings and impairment of store assets	54	0.0%	483	0.2%	71	0.0%	744	0.1%
Total operating expenses	85,866	32.8%	96,000	31.7%	151,641	32.1%	179,161	30.9%
Income from operations	17,625	6.7%	25,883	8.6%	35,597	7.5%	48,413	8.4%
Other expense:
Interest expense, net	2,214	0.8%	2,795	1.0%	4,288	0.9%	5,642	1.0%
Income before income taxes	15,411	5.9%	23,088	7.6%	31,309	6.6%	42,771	7.4%
Income tax expense	5,326	2.1%	8,965	2.9%	11,488	2.4%	16,639	2.9%
Net income	$10,085	3.8%	$14,123	4.7%	$19,821	4.2%	$26,132	4.5%

Basic net income per common share	$0.30		$0.42		$0.59		$0.77
Diluted net income per common share	$0.30		$0.41		$0.59		$0.77

Reconciliation of weighted-average shares outstanding:
Basic weighted average shares outstanding	33,768,828		33,853,733		33,768,828		33,832,928
Effect of dilutive securities:
Stock options	70,588		248,451		97,350		206,826
Restricted shares	1,293		47,456		980		36,813
Diluted weighted average shares outstanding	33,840,709		34,149,640		33,867,158		34,076,567

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Twenty-Six Weeks Ended
	July 31,	July 30,
	2012	2013
Cash flows from operating activities:
Net income	$19,821	$26,132
Adjustments to reconcile net income to cash flows
provided by operating activities:
Depreciation and amortization	10,175	13,441
Loan fee and other amortization	1,217	1,050
Deferred income tax expense	4,261	1,842
Stock-based compensation	1,002	1,854
Loss on store closings and impairment of store assets	71	744
Effects of changes in operating assets and liabilities, exluding business acquisitions:
Accounts receivable	(3,116)	1,337
Inventories	(14,672)	(14,699)
Prepaid expenses and other current assets	(1,354)	(1,268)
Other assets	391	(2,074)
Accounts payable	1,763	2,130
Accrued liabilities	7,913	819
Customer deposits	850	3,181
Other noncurrent liabilities	1,774	6,175
Net cash provided by operating activities	30,096	40,664

Cash flows from investing activities:
Purchases of property and equipment	(31,667)	(27,886)
Business acquisitions, net of cash acquired	(43,984)	(2,042)
Net cash used in investing activities	(75,651)	(29,928)

Cash flows from financing activities:
Proceeds from issuance of debt	15,000	25,000
Principal payments of debt	(11,203)	(45,424)
Proceeds from exercise of common stock options	—	1,272
Excess tax benefits associated with stock-based awards	—	230
Net cash provided by (used) in financing activities	3,797	(18,922)
Net decrease in cash and cash equivalents	(41,758)	(8,186)
Cash and cash equivalents, beginning of period	47,946	14,556
Cash and cash equivalents, end of period	$6,188	$6,370

MATTRESS FIRM HOLDING CORP.

Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended
	July 31, 2012					July 30, 2013
	Income	Income		Diluted		Income	Income		Diluted
	From	Before In-	Net	Weighted	Diluted	From	Before In-	Net	Weighted	Diluted
	Operations	come Taxes	Income	Shares	EPS	Operations	come Taxes	Income	Shares	EPS
As Reported	$17,625	$15,411	$10,085	33,840,709	$0.30	$25,883	$23,088	$14,123	34,149,640	$0.41
% of sales	6.7%	5.9%	3.8%			8.6%	7.6%	4.7%
Acquisition-related costs (1)	5,893	5,893	4,130		0.12	124	124	75		0.00
ERP system implementation costs (2)	—	—	—		—	894	894	547		0.02
Total adjustments	5,893	5,893	4,130	—	0.12	1,018	1,018	622	—	0.02
As Adjusted	$23,518	$21,304	$14,215	33,840,709	$0.42	$26,901	$24,106	$14,745	34,149,640	$0.43
% of sales	9.0%	8.1%	5.4%			8.9%	8.0%	4.9%

	Twenty-Six Weeks Ended
	July 31, 2012					July 30, 2013
	Income	Income		Diluted		Income	Income		Diluted
	From	Before In-	Net	Weighted	Diluted	From	Before In-	Net	Weighted	Diluted
	Operations	come Taxes	Income	Shares	EPS	Operations	come Taxes	Income	Shares	EPS
As Reported	$35,597	$31,309	$19,821	33,867,158	$0.59	$48,413	$42,771	$26,132	34,076,567	$0.77
% of sales	7.5%	6.6%	4.2%			8.4%	7.4%	4.5%
Acquisition-related costs (1)	7,049	7,049	4,829		0.14	450	450	276		0.01
ERP system implementation costs (2)	—	—	—		—	1,845	1,845	1,131		0.03
Total adjustments	7,049	7,049	4,829	—	0.14	2,295	2,295	1,407	—	0.04
As Adjusted	$42,646	$38,358	$24,650	33,867,158	$0.73	$50,708	$45,066	$27,539	34,076,567	$0.81
% of sales	9.0%	8.1%	5.2%			8.8%	7.8%	4.8%

(1) On May 2, 2012, we acquired all of the equity interests of MGHC Holding Corporation (“Mattress Giant”), including 181 mattress specialty retail stores. On September 25, 2012, we acquired the leasehold interests, store assets, distribution center assets and related inventories, and assumption of certain liabilities of Mattress XPress, Inc. and Mattress XPress of Georgia, Inc. (collectively, “Mattress X-Press”), including 34 mattress specialty retail stores. On December 11, 2012, we acquired the assets and operations of Factory Mattress & Water Bed Outlet of Charlotte, Inc. (“Mattress Source”), including 27 mattress specialty retail stores. On June 14, 2013, we acquired the assets and operations of Olejo, Inc., an online retailer primarily focused on mattresses and bedding-related products. Acquisition-related costs, consisting of direct transaction costs and integration costs are included in the results of operations as incurred. During the thirteen weeks ended July 31, 2012 and July 30, 2013, we incurred approximately $5.9 million and $0.1 million of acquisition-related costs, respectively. During the twenty-six weeks ended July 31, 2012 and July 30, 2013, we incurred approximately $7.1 million and $0.5 million of acquisition-related costs, respectively.

(2) Reflects implementation costs included in the results of operations as incurred, consisting primarily of training-related costs in connection with the roll-out of the Microsoft Dynamics AX for Retail Enterprise Resource Planning system (“ERP system”). During the thirteen and twenty-six weeks ended July 30, 2013, we incurred approximately $0.9 million and $1.8 million of ERP system implementation costs, respectively.

Our “As Adjusted” data is considered a non-U.S. GAAP financial measure and is not in accordance with, or preferable to, “As Reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

About Mattress Firm

Houston-based Mattress Firm is a high growth specialty retailer, recognized as the nation’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,200 company-operated and franchisee stores across 31 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

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